Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

Among

ANTEX BIOLOGICS INC.

and

THE PURCHASERS LISTED ON SCHEDULE I

Dated as of July 3, 2001

SECURITIES PURCHASE AGREEMENT

            THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of July 3, 2001, among Antex Biologics Inc., a Delaware corporation (the “Company”), and the various purchasers identified and listed on Schedule I hereto (each referred to herein as a “Purchaser” and, collectively, the “Purchasers.”)

            WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”);

            WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, 3,000 shares of the Company’s Series B Convertible Preferred Stock, par value $.01 per share, liquidation value $1,000 per share (the “Preferred Stock”), Class E warrants (the “Class E Warrants”) to purchase up to 750,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), in the form of Exhibit B-1 attached hereto, and Class F warrants (the “Class F Warrants”) to purchase up to 375,000 shares of the Common Stock, in the form of Exhibit B-2 attached hereto (the Class E Warrants and the Class F Warrants, together the “Warrants”);

            WHEREAS, it is contemplated that the Company will sell 2,000 shares of Preferred Stock and Class E warrants to purchase up to 500,000 shares of the Company’s Common Stock and Class F warrants to purchase up to 250,000 shares of the Common Stock in a separate transaction, subject to substantially the same terms and conditions set forth in this Agreement, on or before July 31, 2001 (the “Additional Investment”); and

            WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in substantially the form of Exhibit C attached hereto (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

            NOW THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter, the Company and the Purchasers hereby agree as follows:

ARTICLE I.

PURCHASE AND SALE OF THE PREFERRED STOCK
AND WARRANTS

      1.1 Purchase and Sale. Subject to the terms and conditions set forth herein, the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company on the Closing Date (as defined below), the number of shares of

Preferred Stock as set forth for such Purchaser on Schedule I. The Preferred Stock shall have the respective rights, preferences and privileges set forth in the Certificate of Designation (the “Certificate of Designation”), in the form of Exhibit A annexed hereto, which shall be approved by the Purchasers and the Company’s Board of Directors and filed on or prior to the Closing Date by the Company with the Secretary of State of Delaware.

      1.2 Closings.

            a. The Closing. The closing of the purchase and sale of the Preferred Stock and the issuance of the Warrants (the “Closing”) shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, or by transmission by facsimile and overnight courier, immediately following the execution hereof, or such later date or different location as the parties shall agree, but not prior to the date that the conditions set forth in Section 4.1 have been satisfied or waived by the appropriate party (the “Closing Date”). At the Closing:

                  (i) Each Purchaser shall deliver, as directed by the Company, its portion of the purchase price as set forth next to its name on Schedule I in United States dollars in immediately available funds to an account or accounts designated in writing by the Company;

                  (ii) The Company shall deliver to each Purchaser a certificate(s) representing the shares of Preferred Stock purchased by such Purchaser as set forth on Schedule I hereto;

                  (iii) The Company shall deliver to each Purchaser Class E Warrants, in the form of Exhibit B-1 hereto and Class F Warrants in the form of Exhibit B-2 hereto, representing the right to acquire the number of shares of Common Stock purchased by such Purchaser as set forth on Schedule I hereto; and

                  (iv) The parties shall execute and deliver each of the documents referred to in Section 4.1 hereof.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

      2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to each of the Purchasers:

            a. Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Except as set forth on Schedule 2.1(a), the Company has no subsidiaries (collectively, the “Subsidiaries”). Each of the Subsidiaries (which for purposes of this Agreement means any Person (as defined below) in which the Company, directly or indirectly, owns the majority of such Person’s capital stock or holds an equivalent equity or similar interest) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of this Agreement or any of the Transaction Documents (as defined in Section 2.1(b)) or any of the transactions contemplated hereby or thereby, (ii) have or result in a material adverse effect on the business, results of operations, assets, prospects, or financial condition of the Company and its Subsidiaries, taken as a whole or (iii) impair the Company’s ability to perform fully on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), being a “Material Adverse Effect”).

            b. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Certificate of Designation, the Warrants and the Registration Rights Agreement (collectively, the “Transaction Documents”), and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further action is required by the Company, its Board of Directors or its stockholders in connection therewith. The Company has full corporate power and authority to issue, sell and deliver the Preferred Stock, the Conversion Shares (as defined below), the Warrants and the Warrant Shares (as defined below) pursuant to this Agreement and the Transaction Documents. This Agreement and each of the Transaction Documents have been duly executed by the Company and when delivered in accordance with the terms hereof or thereof will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, and except that rights to indemnification and contribution may be limited by federal or state securities laws or public policy relating thereto.

            c. Capitalization. As of the date hereof, the authorized and issued capital stock of the Company and its Subsidiaries and the ownership thereof is as set forth in Schedule 2.1(c). All of such outstanding shares of capital stock have been, or upon issuance will be, duly authorized and validly issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom. Except as disclosed on Schedule 2.1(c), (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens, claims or encumbrances suffered or permitted by the Company, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any Transaction Document, (ii) there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, or giving any Person (as defined below) any right to subscribe for or acquire, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iii) there are no outstanding debt securities of the Company or any of its Subsidiaries, (iv) there are no contracts, commitments, understandings, agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings, agreements or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the shares of Preferred Stock or Warrants, or upon the conversion of the Preferred Stock or exercise of the Warrants, (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements, or any similar plan or agreement and (viii) to the knowledge of the Company, except as specifically disclosed in the SEC Documents (as defined in Section 2.1(k)), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and no Person or group of related Persons has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. As used herein, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

            d. Authorization, Validity and Issuance of Shares. The shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants (collectively, the “Underlying Shares”) are duly authorized and reserved for issuance and the shares of Common Stock issued upon conversion of the Preferred Stock (the “Conversion Shares”) and exercise of the Warrants (the “Warrant Shares”) will be validly issued, fully paid and nonassessable, free and clear of all liens and encumbrances, other than liens and encumbrances created by the Purchasers (collectively, “Liens”), and are not subject to any preemptive or similar rights existing on the date hereof. Assuming the accuracy of the representations and warranties of the Purchasers under Section 2.2 hereof, the issuance by the Company of the Preferred Stock, the Warrants and the Underlying Shares is exempt from registration under the Securities Act. When issued by the Company in accordance with the terms of this Agreement, the Preferred Stock and the Warrants will be validly issued, fully paid and nonassessable.

            e. No Conflicts. The execution, delivery and performance of this Agreement and each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Underlying Shares) do not (i) conflict with or violate any provision of the certificate of incorporation of the Company (the “Certificate of Incorporation”), the bylaws of the Company (the “Bylaws”) or other organizational documents of the Company or any of the Subsidiaries, (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a material breach or a default (or an event which with notice or lapse of time or both would become a default) under, or give to other Persons any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, license or instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) result in a material violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its Subsidiaries is subject (including federal and state securities laws and regulations and the rules and regulations of the principal market, system or exchange on which the Common Stock is traded, quoted or listed), applicable to the Company or any of its Subsidiaries, or by which any material property or asset of the Company or any of its Subsidiaries is bound or affected.

            f. Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, regulatory or self regulatory agency, or other Person in connection with the execution, delivery and performance by the Company of this Agreement or the Transaction Documents, other than (i) the filing of a registration statement with the Commission, (ii) the application(s) or any letter(s) acceptable to the American Stock Exchange (“AMEX”) for the listing or quoting of the Underlying Shares on AMEX (and with any other national securities exchange or market on which the Common Stock is then traded, listed or quoted), (iii) any filings, notices or registrations under applicable state securities laws and (iv) the filing of the Certificate of Designation with the Secretary of State of Delaware (the “Required Approvals”).

            g. Litigation; Proceedings. There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties or assets before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) or any arbitrator, which (i) challenges the legality, validity or enforceability of this Agreement or any of the Transaction Documents or (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

            h. No Default or Violation. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of any indenture, loan or other credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound and which is required to be included as an exhibit to any SEC Document (as defined in Section 2.1(k)) or will be required to be included as an exhibit to the Company’s next filing under either the Securities Act or the Exchange Act, (ii) is in material violation of any law, rule, regulation order, judgment, injunction, decree or other restriction of any court, arbitrator or governmental authority applicable to it, (iii) is in material violation of any law, statute, ordinance, rule or regulation of any governmental authority to which it is subject (iv) is in default under or any material violation of any of the provisions of its respective certificate of incorporation, bylaws or other organizational documents or (v) is in default under or in violation of any of the listing or quotation requirements of AMEX as in effect on the date hereof and the Company is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by AMEX in the foreseeable future. The business of the Company and its

Subsidiaries has not been conducted in violation of any law, statute, ordinance, rule or regulation of any governmental authority, except where such violations have not resulted or would not reasonably result, individually or in the aggregate, in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in breach of any agreement where such breach, individually or in the aggregate, would have a Material Adverse Effect

            i. Disclosure; Absence of Certain Changes. None of this Agreement, the Schedules to this Agreement, the Transaction Documents, the SEC Documents (as defined in Section 2.1(k)) or any other written or formally presented information, report, exhibit, schedule or document identified on Schedule 2.1(i), furnished by or on behalf of the Company in connection with the negotiation of the transactions contemplated hereby contained at the time it was or is so furnished any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein and therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in SEC Documents filed on EDGAR at least five business days prior to the date hereof, since March 31, 2001, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities or results of operations of the Company or the Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition or, insofar as can reasonably be foreseen, prospects, that would be required to be disclosed by the Company under applicable securities laws on a registration statement (including by way of incorporation by reference) filed with the Commission under the Securities Act, on the date this representation is made, relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

            j. Private Offering. The Company and, to the knowledge of the Company, all Persons acting on its behalf have not made, directly or indirectly, offers or sales of any securities or solicited any offers to buy any securities under circumstances that would require registration of the Preferred Stock, the Warrants, the Conversion Shares, the Warrant Shares or the Underlying Shares or the issuance of such securities under the Securities Act. The offer, sale and issuance of the Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares to the Purchasers will not be integrated with any other offer, sale and issuance of the Company’s securities.

            k. SEC Documents; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including pursuant to Sections 13, 14 or 15(d) thereof (the foregoing materials and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein being collectively referred to herein as the “SEC Documents”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the

SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All agreements to which the Company or any of its Subsidiaries is a party or to which the property or assets of the Company or any of its Subsidiaries are subject and which are required to be filed as exhibits to the SEC Documents have been filed as exhibits to the SEC Documents as required and neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party is in breach of any such agreement. As of their respective dates, the financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of their officers, directors, employees or agents has provided the Purchasers with any material, nonpublic information, except as set forth on Schedule 2.1(i). The Company acknowledges that the Purchasers will be trading in the securities of the Company in reliance on the foregoing representation and warranty.

            l. Broker’s Fees. No fees or commissions or similar payments with respect to the transactions contemplated by this Agreement and the Transaction Documents have been paid or will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank, other than as set forth on Schedule 2.1(l).

            m. Form S-3 Eligibility. The Company is eligible to register securities (including the Underlying Shares) for resale with the Commission on Form S-3 (or any successor form) promulgated under the Securities Act.

            n. Listing and Maintenance Requirements Compliance. The principal market on which the Common Stock is currently traded is AMEX. The Company has not in the three years preceding the date hereof received notice (written or oral) from AMEX (or any stock exchange, market or trading facility on which the Common Stock is or has been traded or listed (or on which it has been quoted)) to the effect that the Company is not in compliance with the listing or maintenance requirements of such market, trading facility or exchange. The Company is not aware of any facts that would reasonably lead to delisting or suspension of the Common Stock by AMEX. As of the date hereof, the Company is in compliance with all such maintenance requirements.

            o. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trademark applications, trade names and service marks, whether or not registered, and all patents, patent applications, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and intellectual property rights (collectively, “Intellectual Property Rights”) which are necessary for use in connection with their respective businesses as now conducted and as described in the SEC Documents. None of the Company’s Intellectual Property Rights is expected to expire or terminate within two years from the date of this Agreement. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has infringed or is infringing on any of the Intellectual Property Rights of any Person and there is no claim, action or proceeding which has been made or brought or alleged against, or to the Company’s knowledge, is being made, brought or threatened against, the Company or any of its Subsidiaries regarding the infringement of any of the Intellectual Property Rights, and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing, except where any of the foregoing would not have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

            p. Registration Rights; Rights of Participation. (i) the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which have not been satisfied and (ii) no Person, including, but not limited to, current or former stockholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any Transaction Document.

            q. Internal Accounting Controls. The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            r. Tax Status; Firpta. The Company and each of its Subsidiaries have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due from the Company or any of its Subsidiaries by the taxing authority of any jurisdiction, and the Company knows of no basis for any such claim. The Company is not a “United States real property holding corporation” within the meaning of Section 847(c)(2) of the Internal Revenue Code of 1986, as amended.

            s. Application to Takeover Protection. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or the laws of the state of incorporation of the Company which is or could become applicable to the Purchasers or the Transaction Documents as a result of the transactions contemplated by this Agreement and the Transaction Documents. None of the transactions contemplated by this Agreement and the Transaction Documents, including the conversion of the Preferred Stock and the exercise of the Warrants, will trigger any poison pill provisions of any of the Company’s stockholders’ rights or similar agreements.

            t. Solicitation Materials. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Preferred Stock or the Warrants, other than the SEC Documents, the Schedules to this Agreement, any amendments and supplements thereto or (ii) solicited any offer to buy or sell the Preferred Stock or the Warrants by means of any form of general solicitation or advertising. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Preferred Stock or the Warrants.

            u. Seniority; Exclusivity. No class of equity securities of the Company will be senior to the Preferred Stock in right of payment, whether upon liquidation, dissolution or otherwise. So long as any Preferred Stock issued hereunder remain outstanding, the Company shall not exchange, redeem or convert any of the Company’s capital stock for or into indebtedness, including convertible debt, of the Company.

            v. Other Agreements. The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms and conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

      Each Purchasers acknowledges and agrees that the Company makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.1.

      2.2 Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company (as to itself) as follows:

            a. Organization; Authority. Such Purchaser is a corporation or a limited duration company or a limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated hereby and by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Preferred Stock and the Warrants hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, and except that rights to indemnification and contribution may be limited by federal or state securities laws or public policy relating thereto.

            b. Investment Intent. Such Purchaser is acquiring the Preferred Stock and the Warrants for its own account and not with a present view to or for distributing or reselling the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares or any part thereof or interest therein in violation of the Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Preferred Stock at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

            c. Purchaser Status. At the time such Purchaser was offered the Preferred Stock and the Warrants, at the Closing Date and on the date or dates of exercise of the warrants, (i) it was and will be an “accredited investor” as defined in Rule 501 under the Securities Act and (ii) such Purchaser, either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Stock and the Warrants.

            d. Reliance. Such Purchaser understands and acknowledges that (i) the Preferred Stock and the Warrants are being offered and sold to such Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the representations set forth in this Section 2.2 and such Purchaser hereby consents to such reliance.

            e. Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the Warrants which have been requested by such Purchaser or its advisors. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by such Purchaser or any of its advisors or representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in Section 2.1 above or representations and warranties of the Company contained in any other Transaction Document. Such Purchaser understands that its investment in the Preferred Stock and the Warrants involves a significant degree of risk.

            f. Governmental Review. Such Purchaser understands that no United States federal or state agency or authority any other government or governmental agency has passed upon or made any recommendation or endorsement of the Preferred Stock or Warrants.

            g. Residency. Such Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser’s name on Schedule II hereto.

      The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

ARTICLE III.

OTHER AGREEMENTS

      3.1 Transfer Restrictions; Legends.

            a. Transfer Restrictions. If any Purchaser should decide to transfer or dispose of the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares held by it, such Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act (including Rule 144 promulgated under the Securities Act (“Rule 144”)). The Company shall announce any material nonpublic information that it legally is required to announce on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement) of the registration statement filed pursuant to the Registration Rights Agreement. In connection with any transfer or disposition of any Preferred Stock, Warrants, Conversion Shares or Warrant Shares other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company, to the effect that such transfer or disposition does not require registration of such transferred securities under the Securities Act; provided, however, that if the Preferred Stock, Warrants, Conversion Shares or Warrant Shares may be sold pursuant to Rule 144(k), no written opinion of counsel shall be required from the Purchaser if such Purchaser provides reasonable assurances that such security can be sold pursuant to Rule 144(k). Notwithstanding the foregoing, the Company hereby consents to and agrees to register any transfer by any Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Transaction Documents. If a Purchaser provides the Company with an opinion of counsel, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of the Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Warrants, the Conversion Shares and/or the Warrant Shares can be sold pursuant to Rule 144(k), the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchase and without any restrictive legend. Notwithstanding the foregoing or anything else contained herein to the contrary, the Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

            b. Legend. Each Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

            Neither the Preferred Stock, the Warrants, the Conversion Shares nor the Warrant Shares shall contain the legend set forth above (or any other legend) (i) at any time while a registration statement is effective under the Securities Act covering such security, (ii) if in the written opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or (iii) if such Preferred Stock, Warrants, Conversion Shares or Warrant Shares may be sold pursuant to Rule 144(k). The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing Securities, Warrants, Conversion Shares or Warrant Shares, free from such legend at such time as such legend is no longer required hereunder. If such certificate or certificates had previously been issued with such a legend or any other legend, the Company shall, upon request issue such certificate or certificates free of any legend.

      3.2 Stop Transfer Instruction. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions on transfer set forth in Section 3.1, except as required by law.

      3.3 Furnishing of Information. As long as any Purchaser owns the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares, the Company will cause the Common Stock to continue at all times to be registered under Section 12 of the Exchange Act, will timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13, 14 or 15(d) of the Exchange Act and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. As long as any Purchaser owns the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares, if the Company is not required to file reports pursuant to Sections 13(a) or 15(d) of the Exchange Act, it will prepare and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Sections 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company also agrees to send the following to each Purchaser prior to and during the Effectiveness Period (as defined in the Registration Rights Agreement): (i) either electronic notice that the Company has issued a press release or a copy of the press release and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. The Company further covenants that it will take such further action as any holder of the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares may reasonably request at no cost to the Company, all to the extent required from time to time to enable such Person to sell the Preferred Stock, the Warrants, the Conversion Shares, or the Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including delivering the legal opinion referenced above in Section 3.1(a). Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

      3.4 Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall (a) qualify the Conversion Shares and the Warrant Shares under the securities or “blue sky” laws of such jurisdictions as the Purchasers may request (or obtain an exemption from such qualification), (b) shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date and (c) shall continue such qualification at all times through the resale of all Conversion Shares or Warrant Shares, but in any event not past the third anniversary of the Closing Date.

      3.5 Integration. Other than in connection with the Additional Investment, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares in a manner that would require the registration under the Securities Act of the sale of the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares to any Purchaser or cause the offering of such securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

      3.6 Listing, Registration and Reservation of Conversion Shares and Warrant Shares.

            a. The Company shall (i) not later than five (5) business days after the closing date of the Additional Investment or August 5, 2001, whichever is earlier, prepare and file with AMEX (as well as any other national securities exchange or market on which the Common Stock is then listed, traded or quoted) additional shares listing applications or letters acceptable to AMEX covering and listing a number of shares of Common Stock which is at least equal to the maximum number of Underlying Shares then issuable, assuming that the payment of all future dividends on such shares then outstanding were made in shares of Common Stock and assuming the maximum adjustment to the Initial Conversion Price in Section 5(a)(i) of the Certificate of Designation, without regard to any limitation on the Holder’s ability to convert the Preferred Stock or exercise the Warrants, (ii) take all steps necessary to cause the Underlying Shares to be approved for listing or quotation on AMEX (as well as any other national securities exchange or market on which the Common Stock is then listed, traded or quoted) as soon as possible thereafter, (iii) use its reasonable efforts to maintain, so long as any other shares of Common

Stock shall be so listed, such listing of all such Underlying Shares on AMEX (as well as on any other national securities exchange or market on which the Common Stock is then listed, traded or quoted), and (iv) provide to the Purchasers evidence of such listing. Neither the Company nor any of its Subsidiaries shall take any action that may result in the delisting or suspension of the Common Stock on AMEX. The Company shall promptly provide to each Purchaser copies of any notices it receives from AMEX regarding the continued eligibility of the Common Stock for listing, so long as such notice does not include material, nonpublic information. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.6(a).

            b. The Company at all times shall reserve a sufficient number of shares of its authorized but unissued Common Stock to provide for the full conversion of the outstanding Preferred Stock (including the payment of all dividends thereon) and exercise of the outstanding Warrants. If at any time the number of shares of Common Stock authorized and reserved for issuance is insufficient to cover the number of Conversion Shares and Warrant Shares issued and issuable upon conversion of the Preferred Stock and exercise of the Warrants (based on the Conversion Price (as defined in the Certificate of Designation) of the Preferred Stock in effect from time to time and the Exercise Price (as defined in the Warrants) of the Warrants in effect from time to time) without regard to any limitation on conversions or exercises, the Company will promptly take all corporate action necessary to authorize and reserve 100% of the maximum number of Underlying Shares then issuable, assuming that the payment of all future dividends on such shares then outstanding were made in shares of Common Stock and assuming the maximum adjustment to the Initial Conversion Price in Section 5(a)(i) of the Certificate of Designation, without regard to any limitation on the Holder’s ability to convert the Preferred Stock or exercise the Warrants, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under this Section 3.6(b), in the case of an insufficient number of authorized shares, and using its reasonable efforts to obtain stockholder approval of an increase in such authorized number of shares.

      3.7 Notice of Breaches; and Violations; Purchaser Default.

            a. Notice of Breach. The Company and each Purchaser shall give prompt written notice to the each other of any material breach by it of any representation, warranty or other agreement contained in this Agreement or in the Transaction Documents, as well as any events or occurrences arising after the date hereof and prior to the Closing Date, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of the Closing Date, provided such notice will not constitute material nonpublic information. However, no disclosure by any party pursuant to this Section 3.7 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Transaction Documents.

            b. Notice of Violation. Notwithstanding the generality of Section 3.7(a), the Company shall promptly notify (provided such notification will not constitute material nonpublic information) each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company or any of its Subsidiaries to the effect that the consummation of the transactions contemplated hereby and by the Transaction Documents violates or would violate any written agreement or understanding between such lender and the Company or any of its

Subsidiaries, and the Company shall promptly furnish by facsimile to the Purchasers a copy of any written statement in support of or relating to such claim or notice.

            c. Purchaser Default. The default by any Purchaser of any of its obligations, representations or warranties under this Agreement or the Transaction Documents shall not be imputed to, and shall have no effect upon, any other Purchaser or affect the Company’s obligations under this Agreement or any Transaction Document to any non-defaulting Purchaser.

      3.8 Form D. The Company agrees to file a Form D with respect to the Preferred Stock and the Warrants as required by Rule 506 under Regulation D under the Securities Act and to provide a copy thereof to each Purchaser promptly after such filing.

      3.9 Future Financings.

            a. During the ninety (90) days following the date of the Closing (the “Financing Restriction Period”), the Company shall not issue any privately placed discounted, variable priced or re-setting equity or equity-like securities, including debt securities with an equity feature, except in connection with the Additional Investment or in connection with a transaction issuing additional securities to the Purchasers.

            b. After the Financing Restriction Period, except for (i) the issuance of the Underlying Shares, (ii) shares of Common Stock deemed to have been issued by the Company in connection with any plan which has been approved by the Board of Directors of the Company prior to the date hereof, pursuant to which the Company’s securities may be issued to any employee, officer, director or consultant of the Company, (iii) shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed on Schedule 2.1(c) (iv) securities to be issued in transactions set forth on Schedule 2.1(c) or (v) additional securities to be issued in connection with a transaction with the Purchasers, if the Company agrees to issue shares of Common Stock or other securities convertible into or exchangeable or exercisable for Common Stock (the “New Security”) within six (6) months of the Effectiveness Date (as defined in the Registration Rights Agreement), on the date of such issuance or sale (a “Future Financing”), the Company shall provide to the Purchasers by 5:00 p.m. (New York time) on or before the third (3rd) Trading Day (as defined below) after the decision to issue the New Security has been made, written notice of the Future Financing containing in reasonable detail (x) the proposed terms of the Future Financing, (y) the amount of the proceeds that will be raised and (z) the Person with whom such Future Financing shall be effected, and attached to which shall be a term sheet or similar document relating thereto (the “Future Financing Notice”). Upon receiving the Future Financing Notice, each Purchaser shall have the right to purchase, on the same terms as the Future Financing, an amount of New Securities having a purchase price which shall not exceed the sum of (1) the aggregate purchase price of the Preferred Stock purchased by such Purchaser and (2) the aggregate purchase price of the Warrants purchased by such Purchaser. In the event a Purchaser desires to exercise the right granted under this Section 3.9, such Purchaser must notify the Company on or prior to the fifth (5th)Trading Day after such Purchaser has received the Future Financing Notice. In the event the terms and conditions of a proposed Future Financing are amended in any respect after delivery of the Future Financing Notice but prior to the closing of the proposed Future Financing to which such Future Financing Notice relates, the Company shall deliver a new notice to each Purchaser describing the amended terms and conditions of the proposed Future Financing and each Purchaser thereafter shall have an option during the five (5) Trading Days following delivery of such new notice to purchase its share of the New Securities being offered on the same terms as contemplated by such proposed Future Financing, as amended. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Future Financing. In the event one or more Purchasers elect not to exercise their rights granted hereby, the Company shall permit those Purchasers electing to exercise the right granted under this Section 3.9 to purchase, on a pro rata basis equal to its percentage ownership of the then outstanding Preferred Stock, the number of New Securities that the non-participating Purchaser(s) would have been eligible to purchase, if they had exercised their right hereunder. Those Purchasers desiring to purchase New Securities must notify the Company of their intention to do so within five (5) Trading Days after the Company has informed the Purchasers of their right to purchase New Securities. Within five (5) Trading Days of the closing of the Future Financing, the transactions contemplated by this Section 3.9 shall close, subject to the completion of mutually satisfactory documentation, and the Company shall tender to each Purchaser certificates representing the New Securities that it agreed to purchase and the Purchasers shall make payment for the entire purchase price in immediately available funds at the closing of such sale. As used herein, “Trading Day” shall mean a day on which the AMEX (or in the event the Common Stock is not quoted on AMEX, such other securities market on which the Common Stock is listed, traded or quoted) is open for trading.

      3.10 Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Stock and the exercise of the Warrants for research and development and general corporate purposes in the biotechnology industry.

      3.11 Transactions with Affiliates. So long as any Preferred Stock or Warrants are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any of its Subsidiaries to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any of its Subsidiaries’ officers, directors or persons who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own 10% or more of the Common Stock, or Affiliates or any individual related by blood, marriage or adoption to any such individual or with any Person in which any such Person owns a 10% or more beneficial interest (each, a “Related Party”), except for (a) customary employment arrangements and benefit programs approved by the Board, (b) any agreement, transaction, commitment or arrangement on an arm’s length basis on terms no less favorable than terms which would have been obtainable from a Person other than such Related Party, (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company, or (d) any transfer of assets to a wholly-owned subsidiary. For purposes hereof, any director who is also an officer of the Company or any of its Subsidiaries of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. “Affiliate” for purposes of this Agreement means, with respect to any Person, another Person that, directly or indirectly, (i) controls that Person, (ii) is controlled by that Person or (iii) is under common control with that Person. “Control” for purposes of this Agreement, when used with respect to any Person, means the possession, direct or indirect, of the power to cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated”, “controlling” and “controlled” have meanings correlative to the foregoing.

      3.12 Transfer Agent Instructions. At the Closing the Company shall issue irrevocable instructions to its transfer agent (and shall issue to any subsequent transfer agent as required), to issue certificates, registered in the name of each such Purchaser or its respective nominee(s), for the Conversion Shares and/or the Warrant Shares (the “Irrevocable Transfer Agent Instructions”). So long as required pursuant to Section 3.1(b), all such certificates shall bear the restrictive legend specified in Section 3.1(b) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.12, and stop transfer instructions to give effect to Section 3.1 hereof (in the case of the Conversion Shares and the Warrant Shares, prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act) will be given by the Company to its transfer agent (except as required by law) and that the Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Transaction Documents. If a Purchaser provides the Company with an opinion of counsel, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of the Preferred Stock, the Conversion Shares, the Warrants and/or the Warrant Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Preferred Stock, the Warrants, the Conversion Shares and/or the Warrant Shares can be sold pursuant to Rule 144(k), the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend.

      3.13 Ordinary Course Brokerage and Trading. Subject to compliance with all applicable securities laws and AMEX regulations, no Purchaser shall be prohibited from engaging in its ordinary course brokerage and trading activities in respect of the Company’s Common Stock.

      3.14 Reasonable Efforts. Each of the parties hereto shall use its reasonable efforts to satisfy each of the conditions to be satisfied by it as provided in Article IV of this Agreement.

      3.15 Corporate Existence. Until such time as all of the Purchasers provide the Company with written notice that they do not beneficially own any Preferred Stock or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor Person in such transaction assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith.

      3.16 No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if the redemption of Preferred Stock otherwise required under this Agreement, the Certificate of Designation or any other Transaction Document would be prohibited by the relevant provisions of the Delaware General Corporation Law, such redemption shall be effected as soon as it is permitted under such law; provided, however, that from the fifth (5th) day after such redemption notice until such redemption price is paid in full, interest on any such unpaid amount shall accrue and be payable at the rate of 1% per month in accordance with the Certificate of Designation.

ARTICLE IV.

CONDITIONS

      4.1 Closing Conditions.

            a. Conditions Precedent to the Obligation of the Company to Sell. The obligation of the Company to sell the Preferred Stock and the Warrants hereunder is subject to the satisfaction or waiver (with prior written notice to each Purchaser) by the Company, at or before the Closing, of each of the following conditions:

                  (i) Accuracy of the Purchasers’ Representations and Warranties. The representations and warranties of each Purchaser set forth in this Agreement shall be true and correct in all material respects (except for representations and warranties that speak as of a specific date) as of the Closing Date;

                  (ii) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing; and

                  (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any court or governmental authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents.

            b. Conditions Precedent to the Obligation of the Purchasers to Purchase the Preferred Stock and Warrants. The obligation of each Purchaser hereunder to acquire and pay for the Preferred Stock and Warrants is subject to the satisfaction or waiver (with prior written notice to the Company and each other Purchaser) by such Purchaser, at or before the Closing, of each of the following conditions:

                  (i) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and in the Registration Rights Agreement shall be true and correct in all material respects (except for representations and warranties that speak as of a specific date) as of the Closing Date;

                  (ii) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement and the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing;

                  (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any court or governmental authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents;

                  (iv) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on AMEX (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

                  (v) Listing of Common Stock. The Common Stock, on the Closing Date, shall be listed for trading on AMEX;

                  (vi) [Intentionally Omitted];

                  (vii) Shares of Common Stock. The Company shall have duly reserved the number of Underlying Shares required by this Agreement and the Transaction Documents to be reserved for issuance upon conversion of the Preferred Stock and the exercise of the Warrants;

                  (viii) Adverse Changes. As of the Closing Date, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition or, insofar as can reasonably be foreseen, prospects, that would be required to be disclosed by the Company under applicable securities laws on a registration statement (including by way of incorporation by reference) filed with the Commission, relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed;

                  (ix) Litigation. No action, proceeding or litigation shall have been instituted or threatened against the Company which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

                  (x) [Intentionally Omitted];

                  (xi) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in a form acceptable to the Purchasers, shall have been delivered to the Company’s transfer agent with a copy forwarded to each Purchaser; and

                  (xii) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) and in a form reasonably acceptable to each Purchaser (the “Resolutions”).

            c. Documents and Certificates. At the Closing, the Company shall have delivered to the Purchasers the following in form and substance reasonably satisfactory to the Purchasers:

                  (i) Opinion. An opinion of the Company’s legal counsel in the form attached hereto as Exhibit D dated as of the Closing Date;

                  (ii) Security. A Security(ies) representing the Preferred Stock purchased by each Purchaser as set forth next to such Purchaser’s name on Schedule I, registered in the name of such Purchaser, with a Conversion Price equal to $2.00, each in form satisfactory to the Purchaser;

                  (iii) Warrant. Class E Warrants and Class F Warrants substantially in the form of Exhibits B-1 and B-2 hereto, with the Exercise Price equal to $2.50, with regard to the Class E Warrants and $3.00, with regard to the Class F Warrants, representing the Warrants being purchased by each Purchaser as set forth next to such Purchaser’s name on Schedule I, registered in the name of such Purchaser;

                  (iv) Registration Rights. The Company shall have executed and delivered the Registration Rights Agreement, substantially in the form of Exhibit C hereto;

                  (v) Officer’s Certificate. An Officer’s Certificate dated the Closing Date and signed by an executive officer of the Company confirming the compliance by the Company with the conditions precedent set forth in this Section 4.1 as of the Closing Date;

                  (vi) Secretary’s Certificate. A Secretary’s Certificate dated the Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying (A) either (1) that attached thereto are true and complete copies of the Certificate of Incorporation and Bylaws, as in effect on the Closing Date or (2) that such true and complete copies of the Certificate of Incorporation and Bylaws, as in effect on the Closing Date have previously been filed with the Commission and (B) that attached thereto is a true and complete copy of the Resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and of the Transaction Documents, and that such Resolutions have not been modified, rescinded or revoked;

                  (vii) Certificates of Incorporation. The Company shall have delivered to each of the Purchasers a copy of a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) days of the Closing Date. The Company shall have delivered to each of the Purchasers a copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date;

                  (viii) Certificates of Designation. The Certificate of Designation shall have been duly approved by the Company’s Board of Directors and filed with the Secretary of State of Delaware, and the Company shall have delivered a copy thereof to the Purchasers certified as filed by the office of the Secretary of State of Delaware.

                  (ix) Lockup Letters. Each of the directors and executive officers of the Company shall have delivered to the Purchasers a letter in the form of Exhibit E hereto pursuant to which he or she agrees not to offer or sell more than 5% of their aggregate ownership of Common Stock from the Closing Date until six months following the Effectiveness Date; and

                  (x) Other Documents. The Company shall have delivered to each Purchaser such other documents relating to the transactions contemplated by this Agreement and the Transaction Documents as the Purchasers or their counsel may reasonably request.

ARTICLE V.

INDEMNIFICATION

      5.1 Indemnification.

            a. Except to the extent that matters which could be covered by this Article V are covered by Section 5 of the Registration Rights Agreement, in consideration of the Purchasers’ execution and delivery of this Agreement and the Transaction Documents and acquiring the Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares hereunder and thereunder and in addition to all of the Company’s other obligations under this Agreement and the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Purchaser, its present Affiliates and their successors and assigns (in accordance with the provisions of Section 6.6 hereof), and all of their stockholders, officers, directors and employees (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, proceedings, costs, penalties, fees (including reasonable legal fees and expenses), liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including interest, penalties and attorneys’ fees, expenses and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or in any of the Transaction Documents, or in any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any of the Transaction Documents, or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made or threatened, other than by the Company, against such Indemnitee and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Preferred Stock or the Warrants or (iii) solely the status of such Purchasers or holder of the Preferred Stock, the Conversion Shares, the Warrants or the Warrant Shares as an investor in the Company. The indemnification obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have. The Company also agrees that neither the Purchasers nor any Affiliates, partners, directors, agents, employees or controlling Persons of the Purchaser shall have any liability to the Company or any Person asserting claims on behalf of or in the right of the Company in connection with or as a result of the consummation of this Agreement or any of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the negligence or willful misconduct of such Purchaser or Person. To the extent that the foregoing undertakings by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

            b. All fees and expenses (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) of the Indemnitees shall be paid to the Indemnitees as incurred, within ten (10) business days of written notice thereof to the Company, which notice shall be delivered no more frequently than on a monthly basis; provided, that the Indemnitee shall reimburse the Company for any and all such fees and expenses to the extent it is finally judicially determined that such Indemnitee is not entitled to indemnification hereunder.

ARTICLE VI.

MISCELLANEOUS

      6.1 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and the Transaction Documents, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

      6.2 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be in writing and shall be deemed to have been delivered (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile, provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party (if received by 5:30 p.m. EST where such notice is received) or the first business day following such delivery (if received on or after 5:30 p.m. EST where such notice is received); or (c) two business days after deposit with a nationally recognized overnight courier, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                                    Antex Biologics Inc.
                                    300 Professional Drive
                                    Gaithersburg, Maryland 20879
                                    Telephone: (301) 590-0129
                                    Facsimile: (301) 590-1252
                                    Attention: V.M. Esposito, Chairman and CEO

                  With a copy to:

                                    Covington & Burling
                                    1201 Pennsylvania Avenue, N.W.
                                    Washington, D.C. 20004
                                    Telephone: (202) 662-6000
                                    Facsimile: (202) 662-6291
                                    Attention: D. Michael Lefever, Esq.

                  If to the Transfer Agent:

                                    American Stock Transfer and Trust Company
                                    40 Wall Street
                                    New York, New York 10005
                                    Telephone: (718) 921-8293
                                    Facsimile: (718) 921-8334
                                    Attention: Isaac Freilich

                  If to Xmark Fund, Ltd. or Xmark Fund, L.P. to:

                                    Brown Simpson Asset Management, LLC
                                    152 West 57th Street, 21st Floor
                                    New York, New York 10029
                                    Telephone: (212) 247-8200
                                    Facsimile: (212) 247-1329
                                    Attention: Peter Greene

                  With a copy, in the case of Notice to Xmark Fund, Ltd. or Xmark Fund, L.P., to:

                                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                    590 Madison Avenue
                                    New York, New York 10022
                                    Telephone: (212) 872-1000
                                    Facsimile: (212) 872-1002
                                    Attention: James Kaye

                  If to S.A.C. Capital Associates, LLC to:

                                    S.A.C. Capital Advisors, LLC
                                    777 Long Ridge Road
                                    Stamford, Connecticut 06902
                                    Telephone: (203) 614-2000
                                    Facsimile: (203) 614-2393
                                    Attention: Peter Nussbaum

                  If to SDS Merchant Fund, LP to:

                                    One Sound Drive, Second Floor
                                    Greenwich, Connecticut 06830
                                    Telephone: (203) 629-8400
                                    Facsimile: (203) 629-0345
                                    Attention: Steve Derby

                  If to OTATO, L.P. to:

                                    OTA Limited Partnership
                                    1 Manhattanville Road
                                    Purchase, New York 10577
                                    Telephone: (914) 694-5857
                                    Facsimile: (914) 694-6342
                                    Attention: Vinny DiGeso

Each party shall provide written notice to the other party of any change in address or facsimile number in accordance with the provisions hereof.

      6.3 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Stock outstanding. The Company shall not offer or pay any consideration to a Purchaser for consenting to such an amendment or waiver unless the same consideration is offered to each Purchaser and the same consideration is paid to each Purchaser which consents to such amendment or waiver.

      6.4 Titles Headings. The titles and headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

      6.5 References. References herein to Articles or Sections are to Articles or Sections of this Agreement, unless otherwise expressly provided.

      6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. The Purchasers may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company; provided that any assignees must make the representations and warranties set forth in Section 2.2 and otherwise comply with the terms of this Agreement otherwise applicable to its assignor. This provision shall not limit a Purchaser’s right to transfer securities in accordance with all of the terms of this Agreement or the Transaction Documents.

      6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

      6.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN.

      6.9 Survival. The representations and warranties of the Company and the Purchasers contained in Sections 2.1 and 2.2, the agreements and covenants set forth in Article III, and the indemnification provisions set forth in Article V, shall survive the Closing and any conversion of the Preferred Stock or exercise of the Warrants regardless of any investigation made by or on behalf of the such Purchaser or by or on behalf of the Company. In the case of representations and warranties contained in Sections 2.1, such survival shall be limited to a period of three (3) years following the Closing Date, except that Sections 2.1 (a), (b), (c), (d), (e), (f) and (j), shall survive for a period of five (5) years following the Closing Date. In the case of representations and warranties contained in Sections 2.2, such survival shall be limited to a period of five (5) years following the Closing Date. This Section shall have no effect on the survival of the indemnification provisions of the Registration Rights Agreement.

      6.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

      6.11 Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing parties shall provide the other party with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of any of the Purchasers without each such Purchaser’s prior written consent. The Purchasers and their affiliated companies shall, without further cost or consent, have the right to use the Company’s logo and trademarks and all or parts of the Company’s press releases that focus on the transaction contemplated hereby forming the subject matter of this Agreement or which make reference to the transaction contemplated hereby in their materials which are provided to their existing investors or potential investors or used on the restricted access portions of their website, provided that, in connection with such use, the Purchasers will not represent themselves as agents of the Company. The Purchasers understand that this grant by the Company only waives objections that the Company might have to the use of such materials by the Purchasers and in no way constitutes a representation by the Company that references in such materials to the activities of third-parties have been cleared or constitute a fair use.

      6.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

      6.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law or in equity, including recovery of damages, the Purchasers will be entitled to seek an injunction or injunctions to prevent breaches by the Company of the provisions of this Agreement and to seek to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter.

      6.14 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of the other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of Person, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

      6.15 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

Company:

ANTEX BIOLOGICS INC.

By:	/s/ V. M. Esposito

V. M. Esposito Chairman and Chief Executive Officer

Purchasers:

XMARK FUND, LTD.

By: By:	Brown Simpson Asset Management, LLC, its Investment Manager /s/ Peter D. Greene Name: Peter D. Greene Title: Managing Principal

XMARK FUND, L.P.

By: By:	Brown Simpson Capital, LLC, its General Partner /s/ Peter D. Greene Name: Peter D. Greene Title: Managing Principal

S.A.C. CAPITAL ASSOCIATES, LLC

By: S.A.C. Capital Advisors, LLC
By:	/s/ Peter Nussbaum Name: Peter Nussbaum Title: General Counsel

SDS MERCHANT FUND, LP

By:	/s/ Steve Derby Name: Steve Derby Title: Managing Member

1

OTATO, L.P.

By:	/s/ James W. Santori Name: James W. Santori Title: CFO

2

Schedule I

	Shares of	Class E	Class F
Purchaser	Preferred Stock	Warrants	Warrants	Purchase Price
Xmark Fund, L.P.	277.125	69,281	34,641	$277,125

Xmark Fund, Ltd.	472.875	118,219	59,109	$472,875

S.A.C. Capital Associates, LLC	1,250	312,500	156,250	$1,250,000

SDS Merchant Fund, LP	750	187,500	93,750	$750,000

OTATO, L.P.	250	62,500	31,250	$250,000

Schedule II

Name of Purchaser	Address

Xmark Fund, Ltd.	152 West 57th Street, 21st Floor

New York, New York 10019

Attn: Peter Greene

Fax: (212) 247-1329

Residence: Grand Cayman, Cayman Islands

Xmark Fund, L.P.	152 West 57th Street, 21st Floor

New York, New York 10019

Attn: Peter Greene

Fax: (212) 247-1329

Residence: New York, New York

S.A.C. Capital Associates, LLC	777 Long Ridge Road

Stamford, Connecticut 06902

Attention: Peter Nussbaum

Fax: (203) 614-2393

Residence: Anguilla

SDS Merchant Fund, LP	One Sound Drive, Second Floor

Greenwich, Connecticut 06830

Attention: Steve Derby

Fax: (203) 629-0345

Residence: Connecticut

OTATO, L.P.	c/o OTA Limited Partnership

1 Manhattanville Road

Purchase, New York 10577

Attention: Vinny DiGeso

Fax: (914) 694-6342

Residence: New York

1

Exhibit A

[Form of Certificate of Designation]

Exhibit B-1

[Form of Class E Warrant]

1

Exhibit B-2

[Form of Class F Warrant]

Exhibit C

[Registration Rights Agreement]

1

Exhibit D

[Company’s Legal Opinion]

Exhibit E

[Form of Lockup Letter]

1